Exhibit 99.1

DATE: December 2, 2013

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces Postponement of Special Shareholders’ Meeting

Lancaster, Pa. Eastern Insurance Holdings, Inc. (“EIHI” or “Eastern”) today announced that it will postpone its special meeting of shareholders called in connection with the acquisition of Eastern (NASDAQ: EIHI) by ProAssurance Corporation (NYSE: PRA), as previously announced on September 24, 2013. Eastern has issued this announcement in response to three class action complaints to accommodate the scheduling of court proceedings, to complete the work of the Special Litigation Committee appointed by Eastern’s board to evaluate the merits of the claims asserted, and to facilitate ongoing discussions with the plaintiffs to globally resolve the pending actions or secure their dismissal.

The special meeting of shareholders was previously scheduled to be held on December 4, 2013. Eastern will announce the date for the rescheduled special meeting of shareholders at least four business days in advance of the meeting. Any proxies or votes already submitted by shareholders in connection with the special meeting will remain valid and will be unaffected by the delay in holding the special meeting.

Important Notice

This press release is not, and is not intended to be, a solicitation of proxies or an offer of securities. In connection with the proposed transaction, Eastern has filed a definitive proxy statement and other materials with the United States Securities and Exchange Commission (the “SEC”) and will file a Current Report on Form 8-K with any additional information to be provided to shareholders in connection with the special meeting of shareholders or the proposed transaction. Investors and shareholders are advised to read any information included in the Form 8-K in conjunction with the proxy statement when the Form 8-K becomes available because it may contain important information about Eastern and the proposed transaction. Shareholders may obtain a free copy of the definitive proxy statement, the Form 8-K (when available) and other documents filed by Eastern with the SEC at the SEC’s web site at www.sec.gov. Copies of the definitive proxy statement, the Current Report on Form 8-K (when available) and other filings made by Eastern with the SEC can also be obtained, free of charge, by directing a request to Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, PA 17603, Attention: Investor Relations. The definitive proxy statement and other filings are also available for free on Eastern’s web site at www.eihi.com under “Investor Relations.”

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect Eastern’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. Eastern undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Executive Vice President, Treasurer and Chief Financial Officer
(717) 735-1660, kshook@eains.com